                                                              EXHIBIT 11
                  GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE DATA

                                                Three Months Ended
                                                    March 31,
                                            --------------------------
                                                1996           1995
                                            -----------    -----------
Earnings from continuing operations         $     2,325    $       112
Earnings from discontinued operations                79             35
                                            -----------    -----------
Net earnings                                $     2,404    $       147
                                            ===========    ===========
Weighted average number of shares
  outstanding during the period              11,251,386     11,810,573
                                            ===========    ===========
Earnings per common share:
  Continuing operations                     $      0.21    $      0.01
  Discontinued operations                             -              -
                                            -----------    -----------
  Net earnings                              $      0.21    $      0.01
                                            ===========    ===========
Additional Primary Computation
- ------------------------------
Earnings from continuing operations         $     2,325    $       112
Earnings from discontinued operations                79             35
                                            -----------    -----------
Net earnings                                $     2,404    $       147
                                            ===========    ===========
Additional adjustment to weighted average
  number of shares outstanding:
    Weighted average number of
      shares outstanding above               11,251,386     11,810,573
        Add - dilutive effect of
          outstanding options(a)                 96,457         22,577
                                            -----------    -----------
Weighted average number of shares
  outstanding as adjusted                    11,347,843     11,833,150
                                            ===========    ===========
Earnings per common share:(b)
  Continuing operations                     $      0.21    $      0.01
  Discontinued operations                             -              -
                                            -----------    -----------
  Net earnings                              $      0.21    $      0.01
                                            ===========    ===========
/TABLE

                  GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE DATA

                                                Three Months Ended
                                                    March 31,
                                            --------------------------
                                                1996           1995
                                            -----------    -----------
Fully Diluted Computation
- -------------------------
Earnings from continuing operations         $     2,325    $       112
Earnings from discontinued operations                79             35
                                            -----------    -----------
Net earnings                                $     2,404    $       147
                                            ===========    ===========
Additional adjustment to
  weighted average number of
  shares outstanding:
    Weighted average number of
      shares outstanding above               11,251,386     11,810,573
        Add - dilutive effect of
          outstanding options(a)                122,586         22,577
                                            -----------    -----------
Weighted average number of shares
  outstanding as adjusted                    11,373,972     11,833,150
                                            ===========    ===========

Earnings per common share:(b)
  Continuing operations                     $      0.21    $      0.01
  Discontinued operations                             -              -
                                            -----------    -----------
  Net earnings                              $      0.21    $      0.01
                                            ===========    ===========

(a)  As determined by the application of the treasury stock method.
(b)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph
     14 of APB Opinion No. 15 because it results in dilution of less than 3%.
